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                                  EXHIBIT 11.1

                    CALCULATION OF NET LOSS PER COMMON SHARE
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


                                                                           THREE MONTHS ENDED JUNE 30,
                                                                    ------------------------------------------
                                                                            1998                 1997
                                                                            ----                 ----

           Net loss attributable to common shareholders............     $(4,854,001)           $(460,474)
                                                                        ============           ==========

           Weighted average shares outstanding.....................       7,704,795            7,216,265
                                                                          =========            =========

           Basic and diluted net loss per common share.............         $(0.63)              $(0.06)
                                                                            =======              =======



                                                                            SIX MONTHS ENDED JUNE 30,
                                                                    ------------------------------------------
                                                                            1998                 1997
                                                                            ----                 ----

           Net loss attributable to common shareholders............     $(6,390,754)           $(500,932)
                                                                        ============           ==========

           Weighted average shares outstanding.....................       7,489,646            7,164,414
                                                                          =========            =========

           Basic and diluted net loss per common share.............         $(0.85)              $(0.07)
                                                                            =======              =======

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               CALCULATION OF WEIGHTED AVERAGE SHARES OUTSTANDING
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

                                                                                   THREE MONTH       SIX MONTH
                                                                                      PERIOD            PERIOD
                                                                      ACTUAL         WEIGHTED         WEIGHTED
                                                   ISSUE DATE         SHARES         AVERAGE           AVERAGE
                                                   ----------         ------       -----------        --------


   Common shares, December 31, 1996                                  6,841,177       6,841,177        6,841,177
   Issuance of over-allotment shares                 1/25/97           375,000         375,000          323,193
   Exercise of stock option                          6/27/97             2,000              88               44
                                                                     ----------      ---------        ---------
   Common shares, June 30, 1997                                      7,218,177       7,216,265        7,164,414
                                                                     ==========      =========        =========

   Common shares, December 31, 1997                                  7,225,462       7,225,462        7,225,462
   Exercise of stock option                         01/09/98            31,655          31,655           30,256
   Exercise of stock option                         01/13/98             3,876           3,876            3,619
   Restricted stock award                           03/06/98            50,000          50,000           32,320
   Exercise of stock option                         04/09/98            35,966          32,804           16,493
   Exercise of stock option                         05/13/98             1,938           1,044              525
   Sale of shares for cash                          06/10/98         1,462,044         337,395          169,629
   Exercise of stock option                         06/11/98            96,506          21,210           10,664
   Exercise of stock option                         06/12/98             6,462           1,349              678
                                                                     ---------       ---------        ---------
   Common shares, June 30, 1998                                      8,913,909       7,704,795        7,489,646
                                                                     =========       =========        =========

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